Exhibit 10.8

                     Severance Agreement of Jerry A. Vereen


STATE OF SOUTH CAROLINA    )
                                      )        SEVERANCE AGREEMENT
COUNTY OF CHARLESTON       )

     THIS SEVERANCE AGREEMENT ("the Agreement") is entered into this 23rd day of January 2002, by and between Tidelands Bancshares, Inc., a South Carolina corporation (the "Employer"), which is the proposed holding company for Tidelands National Bank (Proposed), a proposed national bank (the "Bank") (the Employer and the Bank being referred to herein collectively as the "Released Parties") and Jerry A. Vereen, an individual resident of South Carolina (the "Employee").

     WHEREAS, Employee is the President and a director of Employer; and

     WHEREAS, Employer has been in the process of organizing the Bank; and

     WHEREAS, Employee is also an organizer of the Bank and agreed to serve as President and Chief Executive Officer of the Bank; and

     WHEREAS, Employer, the Bank and Employee entered into an Employment Agreement dated March 7, 2002 (the "Employment Agreement"); and

     WHEREAS, Employee desires to resign from all positions he holds with Employer and the Bank, and for his employment to terminate, effective December 17, 2002; and

     WHEREAS, Employee, Employer and the Bank desire to enter into this Agreement in order to formalize Employee's resignation and the promises and representations related thereto.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee, Employer and the Bank hereby agree as follows:

     1. Resignation. Employee hereby resigns from any and all positions he holds
        -----------
with Employer and the Bank, including his positions as President of Employer, as a member of the board of directors of Employer, and as an organizer of the Bank. His resignation and the termination of his employment are effective December 17, 2002.

     2. Severance Payment. Employer shall pay to Employee a severance in the
        -----------------
amount of 60 days wages, minus applicable withholdings, with such payment to be made on the regularly scheduled pay periods over the next 60 days. In the event Employee fails to comply with the provisions of this Agreement or otherwise breaches this Agreement, Employer shall have no obligation to pay Employee the severance payment set forth above. The language of this paragraph shall not constitute a liquidated damages provision and in no way limits or prevents Employer or the Bank from seeking monetary and other relief, whether at law or equity, available to it as a result of a breach of this Agreement. Employee acknowledges and agrees that no further sums or payments are due to him from either Employer or the Bank and he makes no claim to any further sums under the Employment Agreement or otherwise.

     3. Release By Employee. As a material inducement to the Released Parties to
        -------------------
make the promises described herein, Employee, for himself and his spouse, heirs, representatives, and assigns, does hereby release and forever discharge the Released Parties and their respective officers, directors, shareholders, organizers, owners, agents, employees and affiliated companies from any actions, suits, proceedings, claims, grievances, charges of discrimination or other claims filed with administrative agencies, causes of action or actions for reinstatement or damages, debts, dues, sums of money, accounts, benefits, reckonings, covenants, contracts, agreements, promises, damages, claims for damages, costs and expenses, attorneys' fees, and any and all claims, demands, or liabilities whatsoever of every name and nature, whether known or unknown, accrued or unaccrued, now existing or which may develop in the future, in law, equity, or otherwise, which Employee ever had, now has, or hereafter can, shall or may have against the Released Parties, their respective officers, directors, shareholders, organizers, owners, agents, employees or affiliated companies, individually, severally, jointly, collectively, derivatively or otherwise, for, upon or by reason of any matter, cause or thing whatsoever, including but not limited to, any and all charges arising out of: Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Older Workers' Benefit Protection Act, the Rehabilitation Act of 1973; the Employee Retirement Income Security Act of 1974, as amended; the Americans With Disabilities Act, as amended, 42 U.S.C. Sections 12101, et seq.; 42 U.S.C.
                                                        -- ---
Sections 1981, 1985, 1986, and 1988; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Consolidated Omnibus Reconciliation Act of 1985; the Constitution, statutes, regulations or executive orders of the United States and/or the State of South Carolina; the South Carolina Payment of Wages Act; the common law, including but not limited to contractual claims and both intentional and unintentional tort claims; and any claim or action, whether known or unknown, accrued or unaccrued, now existing or which may develop in the future, which Employee ever had, now has, or hereafter can, shall or may have against the Released Parties, their respective officers, directors, shareholders, organizers, owners, agents, employees or affiliated companies, individually, severally, jointly, collectively, derivatively or otherwise, arising out of, as a consequence of, for or by reason of, resulting from, or relating in any way to the relationship and severing of this relationship between Employee, Employer and the Bank; including, but not limited to, any claims arising out of the Employment Agreement or the efforts to form the Bank r any subsequent bank, including any rights as a shareholder or any rights to any stock options, organizer warrants, or other rights to purchase or acquire shares of common stock or other equity interests; provided, however, that this Agreement shall not in any way affect the right of Employee to seek specific enforcement of this Agreement or to sue for a breach thereof.

     4. Return of Employer's Property. Employee represents and warrants that he
        -----------------------------
has delivered any and all documents, materials or other objects or things (and any copies or duplicates of such things) in his possession, custody or control which relate to the operations or business of Employer or the Bank, regardless of whether or not the documents or materials or other things were prepared by Employee. Employee also covenants that he shall promptly deliver to Employer any and all documents, materials or other objects or things (and any copies or duplicates of such things) which come within his possession, custody or control which relate to the operations or business of Employer or the Bank.

     5. Release from Line of Credit. The Released Parties release Employee from
        ---------------------------
any obligation that he has under the line of credit provided by Lowcountry National Bank to Employer and will seek to remove his name from any liability or guaranty for the line of credit. Employer agrees to indemnify and hold harmless Employee from any liability, debt, claim or damages he sustains as a result of his guaranteeing the line of credit as an organizer of Employer.

     6. No Right to Stock Options; Redemption of Existing Stock. Employee
        -------------------------------------------------------
acknowledges and agrees that his employment has terminated as set forth herein and he has no rights in or claims to any stock options or organizer warrants from either of the Released Parties or from any subsequent bank organized by the Employer or the organizers of the Bank. Employee is the owner of 10 shares of common stock of Employer, represented by certificate #1, which he purchased for $100 and which he had agreed to resell to Employer for $100 at the conclusion of Employer's stock offering to open the Bank. Employee agrees to, and hereby does, sell back to Employer these 10 shares in exchange for cancellation of the original uncashed check for $100 used to purchase the shares (check #2878 on Employer's wife's account with Heritage Trust Federal Credit Union). Employee authorizes Employer to mark each of the stock certificate #1 and the personal check "cancelled" to document this stock repurchase.

     7. Covenants in Employment Agreement. Employee reaffirms and agrees to
        ---------------------------------
abide by the covenants contained in Sections 5, 6, 7, 8 and 9 (except 9(c)) of the Employment Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, and acknowledges and agrees that (a) there was valid consideration for such covenants at the time given and separate and independent consideration exists at this time in the form of the promises made herein; (b) such covenants are reasonable in scope and necessary for the legitimate interests of Employer; and (c) Employee has not breached any covenant or portion thereof contained in Sections 5, 6, 7, 8 or 9 of the Employment Agreement that is applicable during Employee's employment.

     8. Remedies for Breach. Employee recognizes and agrees that a breach by
        -------------------
Employee of any covenant contained in this Agreement, including specifically Sections 5, 6, 7, 8 and 9 (except 9(c)) of the Employment Agreement, would cause immeasurable and irreparable harm to Employer. In the event of a breach or threatened breach of any such covenant, Employer shall be entitled to temporary and permanent injunctive relief, restraining Employee from violating or threatening to violate any covenant contained herein. The parties agree that the relief described herein is in addition to such other and further relief as may be available to the Released Parties at equity or by law. Nothing herein shall be construed as prohibiting the Released Parties from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Employee.

     9. No Breach by Employer. Employee represents and warrants that as of the
        ---------------------
date of this Agreement there has been no breach of the Employment Agreement by either of the Released Parties and the terms of this Agreement do not result in a breach by either of them.

     10. Binding Agreement. This Agreement shall bind and inure to the benefit
         -----------------
of the Released Parties, their respective successors and assigns, and Employee and his or her heirs and legal representatives. Employee's rights and obligations under this Agreement are personal and not assignable.

     11. No Waiver. No waiver of a breach of any provision of this Agreement
         ---------
shall be construed to be a waiver of any breach of any other provision. No delay with regard to enforcement of any breach of any provision of this Agreement shall be construed to be a waiver of such breach.

     12. Covenants are Necessary. The parties agree that the foregoing covenants
         -----------------------
in this Agreement are necessary for the legitimate business interests of the Released Parties and impose a reasonable restraint on Employee in light of the activities and business of the Released Parties on the date of the execution of this Agreement.

     13. Modifications. Any revisions or modifications of this Agreement must be
         -------------
in writing and must be signed by both parties hereto to be effective.

     14. Entire Agreement and Severability. This Agreement (which includes
         ---------------------------------
Sections 5, 6, 7, 8 and 9 (except 9(c)) of the Employment Agreement) represents the entire agreement between the parties, and there are no other agreements, express or implied, between them. Any prior agreements, written or oral, are superseded by this Agreement. Further, should any provision of this Agreement be determined to be invalid by a court or government agency of competent jurisdiction, the remainder shall remain in full force and effect.

     15. Confidentiality. Any and all materials concerning this Agreement will
         ---------------
be regarded as privileged communication between the parties and they will not disseminate or release such matters by publication of any sort, in any manner or means, to any person or persons. The content of this Agreement and Release will not be disclosed other than to the parties, their family members, accountants or attorneys on a need to know basis.

     16. Opportunity to Review. Employee has been provided an opportunity to
         ---------------------
review this document and discuss it with his chosen counsel before signing it. Employee represents that he is freely and voluntarily signing this Agreement in exchange for the benefits provided herein. Employee represents and warrants that he has been given a period of at least 21 days to consider the Agreement; that he has read the Agreement in its entirety and understands the meaning and effect of each of its paragraphs, that he is signing this Agreement of his own free will with the intent of being bound by it.

     17. Right to Revoke Agreement. Employee may revoke this Agreement at any
         -------------------------
time within a period of seven days of the execution of this Agreement by providing Employer with written notice of such revocation. Upon revocation, Employee shall return to Employer any payments that have been made to Employee hereunder. If written notice of revocation is not given to Employer by the end of the seventh day following the execution of this Agreement, there shall be no further right of revocation.

     18. Applicable Law and Choice of Forum. This Agreement shall be interpreted
         ----------------------------------
in accordance with the laws of the State of South Carolina. Further, both parties agree that any action brought to enforce this Agreement must be brought within a court of competent jurisdiction located within Charleston County, South Carolina.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Witnesses:                                      Tidelands Bancshares, Inc.

    /s/ Witness signature
------------------------------
                                                By:  /s/ Barry I. Kalinsky
    /s/ Witness signature                          ---------------------------
------------------------------                  Its  Chairman
                                                   ---------------------------


                                                Employee:


    /s/ Witness signature
------------------------------                    /s/ Jerry A. Vereen
                                                ------------------------------
    /s/ Witness signature                       Jerry A. Vereen
------------------------------



                                       3